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                                                                   EXHIBIT 10.29

                     AMENDMENT TO ASSET PURCHASE AGREEMENT


     This Amendment to Asset Purchase Agreement ("Amendment") is made as of the 16th day of February, 1998, by and between VDC CORPORATION LTD., a Bermuda corporation ("Buyer"), and PORTACOM WIRELESS, INC., a Delaware corporation ("Seller"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement (as such term is defined below).

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

     WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement, dated as of November 25, 1997 (the "Purchase Agreement"); and

     WHEREAS, Buyer and Seller wish to amend the Purchase Agreement in accordance with Section 12.4 thereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. In Section 1.1 of the Purchase Agreement, the term "Trustee" shall be defined as "that person or entity mutually agreed upon by the parties hereto to act as trustee under the Trust Agreement."

2. In Section 1.1 of the Purchase Agreement, the term "Cash Funds" shall be defined in Section 3.2(a), and the term "VDC Shares" shall be defined in
     Section 3.2(b).

3. Article 3 is hereby amended and restated in its entirety to read as follows:

                                   "ARTICLE 3

                         PAYMENT OF THE PURCHASE PRICE

     3.1.  Purchase Price.
           --------------

           The purchase price ("Purchase Price") for the Assets shall consist of
(i) the Closing Purchase Price (as such term is defined in Section 3.2 below) and (ii) the Deferred Purchase Price (as such term is defined in Section 3.5 below), if any.


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     3.2.  Closing Purchase Price.
           ----------------------

           The Closing Purchase Price (the "Closing Purchase Price") shall be paid or delivered by Buyer at Closing in the following manner:

           (a) Subject to adjustment pursuant to Section 3.4 hereof, Buyer shall deliver an amount not to exceed Seven Hundred Thousand Dollars ($700,000) (the "Cash Funds") in immediately available funds in the form of cash, cashier's check or wire transfer with such amount as is necessary solely to satisfy the outstanding indebtedness of Seller in accordance with the provisions of Section 3.3; and

           (b) Buyer shall deliver 5,300,000 shares of newly issued shares of common stock of Buyer (the "VDC Shares") in accordance with the provisions of
Section 3.3.

     3.3.  Allocation of Closing Purchase Price
           ------------------------------------

           The Closing Purchase Price shall be allocated in the following manner:

           (a) At the Closing, Seller will deliver a schedule (the "Debt Schedule") identifying its indebtedness as of the Closing Date. Buyer shall deliver to and deposit with Trustee the portion of the Cash Funds and the number of VDC Shares necessary to satisfy Seller's indebtedness to its creditors and claimants in the amounts and manner as set forth in the Debt Schedule. The Cash Funds and/or any and all VDC Shares delivered to Trustee pursuant to this
Section 3.3(a) shall be credited against and considered a part of the Closing Purchase Price and shall be held and distributed by Trustee to the creditors and claimants (or provision shall be made for the ultimate distribution of such amounts and/or Shares to creditors and claimants upon the final resolution of any disputed amounts payable or claims against Seller) in accordance with the provisions of a Trust Agreement to be agreed upon between the parties. Prior to the Closing Date, Seller shall have received releases, waivers and/or settlement agreements, satisfactory to Buyer, evidencing satisfaction of substantially all indebtedness of, and claims against, Seller.

           (b) Buyer shall deliver to Seller that portion of the VDC Shares not required to be delivered to or deposited with the Trustee pursuant to Section 3.3(a) hereof. Seller shall retain such VDC Shares until such time as a disposition occurs to its stockholders pursuant to an effective registration statement in accordance with the provisions of Section 7.6 hereof.

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     3.4.  Adjustment to Closing Purchase Price  Any and all sums advanced to
           ------------------------------------
Seller by Buyer pursuant to the Loan Agreement, dated November 10, 1997 between Buyer and Seller ("Loan Agreement"), as evidenced by the note(s) made thereunder by Seller in favor of Buyer, shall constitute initial payments and deposits against the Closing Purchase Price, shall be part of the Closing Purchase Price under this Agreement upon the Closing Date, and shall be applied to the Cash Funds.

     3.5.  Deferred Purchase Price.
           -----------------------

           (a) For the purposes of this Section 3.4, the terms listed below shall have the following meanings:

                (i) "MAC Base Price" means $12.00 per share for each share of MAC common stock;

                (ii)   "MAC Market Price" means

                        (A) If MAC's common stock is traded in the over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service for the last 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share for the last 20 trading days following the one year anniversary of the Closing Date as furnished to MAC by any member of the National Association of Securities Dealers, Inc., selected by MAC for that purpose.

                       (B) If MAC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the high and low prices at which a share of MAC's common stock traded, as quoted on the NASDAQ-NMS or its other principal exchange for the last 20 trading days following the one year anniversary of the Closing Date.

                (iii) "VDC Base Price" means $5.00 per share for each share of VDC common stock; and

                (iv)   "VDC Market Price" means

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                       (A) If VDC's common stock is traded in the over-the-
counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service for the last 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share for the last 20 trading days following the one year anniversary of the Closing Date as furnished to VDC by any member of the National Association of Securities Dealers, Inc., selected by VDC for that purpose.

                       (B) If VDC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the high and low prices at which a share of VDC's common stock traded, as quoted on the NASDAQ-NMS or its other principal exchange for the last 20 trading days following the one year anniversary of the Closing Date.

           (b) In the event that on the one year anniversary of the Closing Date, MAC is a publicly held and traded company, Buyer shall pay and deliver the Deferred Purchase Price (the "Deferred Purchase Price") calculated in accordance with Section 3.5(c) below, if any, to Seller within ninety (90) days following the one year anniversary of the Closing Date. The Deferred Purchase Price shall be paid in either, at VDC's sole option, (i) immediately available funds in the form of cash, cashier's check or wire transfer or (ii) shares of VDC common stock. In the event that VDC elects to pay the Deferred Purchase Price in the form of shares of VDC common stock, such stock shall be priced at the higher of $5.00 per share or the VDC Market Price per share.

           (c) The Deferred Purchase Price shall be calculated in accordance with the following formula:

     (MAC Market Price   - VDC Market Price)   x  $5,000,000
      -----------------    ----------------
     (MAC Base Price        VDC Base Price)


     For example, assuming that the MAC Market Price is $13.20, and the VDC Market Price is $5.00, the Deferred Purchase Price would equal (10% - 0%) x ($5,000,000) = $500,000."

4. In the last sentence of Section 6.1 of the Purchase Agreement, the date "March 1, 1998" is hereby changed to "June 30, 1998."

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5.   The following paragraph is hereby added to the Purchase Agreement as
     Section 7.8:

          "7.8  Exclusive Dealing.  In consideration of Buyer expending
                -----------------
          considerable time and expenses in connection with the transactions contemplated in this Agreement, including those incurred for due diligence inquiries and legal fees, Seller hereby covenants and agrees that until the later of (i) sixty (60) days after the date on which this Agreement automatically expires pursuant to Section 11.5 and (ii) the date on which this Agreement is terminated pursuant to Sections 11.1, 11.2 or 11.3, Seller will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Assets, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise."

6.   The following language is hereby added to the end of the first sentence of
     Section 9.1:

          "; provided, however, that if Buyer changes its jurisdiction of incorporation from the Commonwealth of Bermuda to the State of Delaware on or before the Closing Date, Buyer shall be deemed to represent in Section 5.1 that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware."

7. All brackets contained within Section 11.3 of the Purchase Agreement are hereby deleted.

8. Section 11.5 of the Purchase Agreement is amended and restated in its entirety to read as follows:

          "Final Expiration.  This Agreement shall automatically expire if the
           ----------------
          Closing does not occur on or before April 30, 1998, or, upon such later date as VDC in its sole discretion may determine, provided, however, that such later date shall not be later than November 1, 1998."

9. The following language is hereby added to the end of Section 11.4 of the Purchase Agreement:

          "Seller acknowledges that any payment of the Break-Up Fee will be treated as one for liquidated damages and not a penalty, such being agreed between Buyer and Seller to be a necessary condition to this Agreement to compensate Buyer for expenses and expenditures incurred and made in connection herewith and otherwise for Seller's non-compliance with this Agreement."

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10.  Copies of all notices sent to Seller pursuant to Section 12.7 of the
     Purchase Agreement shall also be sent, in accordance with the manner set forth in Section 12.7, to:

          Leonard J. McGill, Esquire
          Day Campbell & McGill
          3070 Bristol Street
          Suite 650
          Costa Mesa, CA  92626
          Telephone:  (714) 429-2900
          Telecopier:  (714) 429-2901

11. Except as otherwise set forth herein, the terms of the Purchase Agreement shall remain in full force and effect.

12. This Amendment shall be construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

13. This Amendment is made and entered into effective as of the date first above written. This Amendment may be executed in one or more counterparts, each of which shall be an original and which together shall constitute one and the same document.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be duly executed as of the day and year first above written.

                              VDC CORPORATION LTD.

                              By:  /s/ Graham Ferguson Lacey
                                   -------------------------
                                   Graham Ferguson Lacey
                                   President

                              PORTACOM WIRELESS, INC.

                              By:  /s/ Douglas C. MacLellan
                                   ------------------------
                                   Douglas C. MacLellan
                                   President

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